UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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INVESTORS HERITAGE CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

___________________________________________________________

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INVESTORS HERITAGE CAPITAL CORPORATION

200 CAPITAL AVENUE

FRANKFORT, KENTUCKY 40601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2015

TO THE SHAREHOLDERS OF

INVESTORS HERITAGE CAPITAL CORPORATION

Notice is hereby given that the annual meeting of shareholders of Investors Heritage Capital Corporation, a Kentucky corporation, will be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601 on Thursday, May 14, 2015, at 11:00 A.M. (Eastern Daylight Time) for the following purposes:

(1)	To elect two Directors to hold office for a term of three years each or until their successors are duly elected and qualified;
(2)	To approve a non-binding resolution to approve the compensation of Investors Heritage Life Insurance Company’s named executive officers;
(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors, in accordance with the By-laws, has fixed the close of business on March 20, 2015, as the record date for determining the shareholders entitled to notice of and to attend and vote at the meeting and any adjournment or postponement thereof. The stock transfer books will not be closed.

If you plan to attend the Annual Meeting, an admission ticket is required and can be obtained by contacting our Corporate Secretary via email at jjackson@ihlic.com or by telephone at (800) 422-2011 extension 1009.

We will take advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials over the Internet again this year. As a result, we are sending the Notice of Internet Availability of Proxy Materials to our shareholders rather than a full paper set of the proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on how shareholders may obtain a paper copy of our proxy materials. This process substantially reduces the costs associated with printing and distributing our proxy materials. To make it easier for you to vote, Internet and telephone voting are available. The instructions on the Notice of Internet Availability of Proxy Materials or, if you requested a paper copy of the proxy materials, the proxy card you will receive describes how to use these convenient services.

By Order of the Board of Directors

Jane S. Jackson, Secretary

P. O. Box 717

Frankfort, Kentucky 40602

April 3, 2015

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2015: The Company’s Proxy Statement and Annual Report on Form 10-K are also available at: www.proxyvote.com.

The following information is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of Investors Heritage Capital Corporation, for use at our annual meeting of shareholders to be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601, on Thursday, May 14, 2015, at 11:00 A.M. (Eastern Daylight Time), and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

COST AND METHOD OF SOLICITATION AND REVOCATION OF PROXY

The Company intends to solicit proxies by use of the Notice of Internet Availability of Proxy Materials, and we will bear all costs of soliciting proxies for this annual meeting.

The Company cordially invites all shareholders to attend the annual meeting in person. Whether or not you personally plan to attend, if you wish to vote in accordance with the Board of Directors’ recommendations, please take a few minutes now to vote by Internet, telephone or mail by following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card. If you hold your shares in “street name,” please follow the instructions in the voting instruction form provided by your bank, broker or other nominee. Regardless of the number of Company shares you own, your presence by proxy is helpful to establish a quorum and your vote is important.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED BY THE BOARD TO SERVE ON THE COMPANY’S BOARD OF DIRECTORS USING THE COMPANY’S PROXY MATERIALS.

If you sign and submit a proxy card, you have the right to change your vote by voting again on a later date by Internet, telephone or mail, by signing and returning a proxy card or voting instructions form with a later date, or by attending the annual meeting and voting in person. Only your last-dated proxy will count – any proxy may be revoked at any time prior to its exercise at the annual meeting by delivering to the Company’s Corporate Secretary at P. O. Box 717, Frankfort, Kentucky 40602, a written notice of revocation prior to the annual meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE BY INTERNET, TELEPHONE OR MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF A PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE ANNUAL MEETING.

VOTING SECURITIES

We have issued one class of capital stock. There are 1,369,842.803 shares outstanding of which 1,123,980.033 are entitled to one vote each as provided by Kentucky Revised Statutes Section 271B.7-280. Investors Heritage Life, 200 Capital Avenue, Frankfort, Kentucky 40601 holds directly 151,677.770 shares or 11% of our stock. Investors Underwriters, Inc., 200 Capital Avenue, Frankfort, Kentucky 40601 owns 94,185 shares or 7% of our stock. Investors Heritage Life owns 603 shares or 96% of the stock of Investors Underwriters, Inc. HLW Investment Corp., 200 Capital Avenue, Frankfort, Kentucky 40601 owns 140,620 shares or 10% of our stock. We do not know of any other person who owns of record, or beneficially, more than 5% of our capital stock except as shown on the table beginning on Page 5. The Board of Directors has fixed March 20, 2015, as the record date for determining those eligible to vote, and only such persons as are shareholders of record at the close of business on that day will be entitled to vote at such meeting, and at any adjournment thereof.

THE PURPOSE OF THE MEETING SHALL BE:

(1)	To elect two Directors to hold office for a term of three years each or until their successors are duly elected and qualified;
(2)	To approve a non-binding resolution to approve the compensation of Investors Heritage Life Insurance Company’s named executive officers;
(3)	To transact such other business as may properly come before the meeting, or any adjournment thereof.

DISCLOSURE OF NOMINATING COMMITTEE

We have a Nominating Committee that is comprised of three independent Directors and one Director who is not independent, Harry Lee Waterfield II. The nominees proposed by the Nominating Committee for election as Directors were ratified and approved by the independent members of the Board of Directors.

The Nominating Committee utilizes a subjective analysis to identify and evaluate candidates to be nominated as Directors, including but not limited to, general business knowledge, experience with financial institutions, including insurance companies, interest in our business, and willingness to serve. There are currently no minimum qualifications or standards that the Company seeks for Director nominees except for the requirement in our By-laws that each Director own at least ten shares of the outstanding common stock of Investors Heritage Capital Corporation. The Nominating Committee does not have a charter. We have not engaged or paid any third party to assist in the process of identifying or evaluating candidates.

While neither the Board nor the Nominating Committee has a stated policy with regard to the consideration of diversity in identifying Director nominees, it has always been a philosophy of the Board to attempt to bring differing skill sets to the table. In that regard, the Nominating Committee attempts to maintain diversity on the Board expansively by incorporating different professional experiences as well as education and other skills. The Nominating Committee views the various disciplines from which a board member has derived his/her experience and expertise as a vital part of his/her overall contribution to the Company. This diversity philosophy is implemented on a case by case basis depending on the vacancies and the needs of the Board at the time. The Nominating Committee assesses the effectiveness of its selections by looking at the Board as a whole as well as looking at the committee structure and representation thereon, and determining if a sufficient diversity of experience and knowledge exists to provide the necessary insight and alternatives to the overall function.

We would consider candidates for Director nominees recommended by shareholders in accordance with the requirements of Kentucky law. If shareholder nominations were made, the Nominating Committee would perform an investigation of the candidate to determine if the candidate is qualified and would present the shareholder nomination in the Proxy Statement to be subject to a vote of the shareholders. We have never received nor have we ever rejected a candidate recommended for nomination by any shareholder.

As noted in the Proxy Statement, we notify shareholders each year of their right to offer candidates for nomination or offer other proposals by forwarding the information to the Secretary of Investors Heritage Capital Corporation prior to the date specified in the Proxy Statement. The Secretary, without prior screening, would forward any shareholder communication directly to the Board at the next regularly scheduled Board meeting.

It is our policy that all Directors attend the Annual Meeting of Shareholders and all Directors were present at the 2014 Annual Meeting.

ITEM 1: PROPOSED ELECTION OF DIRECTORS

The Articles of Incorporation provide that three Directors shall be elected at each annual meeting for a term of three years. There is currently one vacancy on the Board created by the death of Howard L. Graham of Frankfort, Kentucky in 2014 which vacancy has not been filled by the Board of Directors in accordance with the By-laws. Therefore, only two directors shall be elected at this time.

The persons named in the Proxy shall vote the shares represented by the proxies returned and duly executed in favor of the election of the three Directors named below, unless the authority is withheld, to hold office for terms of three years each or until their successors are duly elected and qualified. All nominees have consented to serve. In the event any of the persons named below shall not be available, proxies will be voted for such substitute nominee, or nominees, as the persons named in the Proxy Card shall designate.

The Board of Directors determined that five of the eight current Directors are “independent” as defined by the NASDAQ listing standards. The non-independent Directors are Harry Lee Waterfield II, Robert M. Hardy, Jr. and Michael F. Dudgeon, Jr. With respect to the nominees for election, George S. Burgess is independent and Robert M. Hardy, Jr. is not independent.

The Board of Directors recommends that you vote for the election of each of the individuals nominated by the Board to serve on the Company’s Board of Directors.

The following information is given with respect to the nominees for election as Directors and for each of the other Directors whose terms will continue after the meeting. Each Director was elected to his present term of office by vote of the shareholders at an annual meeting except for Mr. Burgess who was elected by the Board for a term of two (2) years to fill the vacancy created by the death of Jerry F. Howell, Jr. None of our Directors currently serve, nor during the last five years have they served, as a Director of another public company or registered investment company.

Robert M. Hardy, Jr. has been employed by Investors Heritage Life since 1987 and he has been a Director of both companies since 1988. Mr. Hardy is a lawyer and serves as Executive Vice President and General Counsel for both the Company and Investors Heritage Life. Mr. Hardy has extensive experience in various corporate, securities and regulatory matters. He has also served as president of a national insurance trade association and has been heavily involved in numerous state and national issues affecting the Company as well as the insurance industry as a whole.

George R. Burgess, Jr. was elected in January, 2013, to serve a two (2) year term on the Board of Directors of each company to fill the vacancy created by the death of Jerry F. Howell, Jr. in 2009 which until January, 2013 had not been filled. In December, 2012, Mr. Burgess retired from his position as Commissioner for the Commonwealth of Kentucky, Cabinet for Economic Development and is currently an independent businessman. He was employed by the Cabinet for Economic Development from July, 2004 until December, 2012 and held various positions during that time including Deputy Commissioner, Executive Director and Deputy Executive Director. Mr. Burgess was also employed by Farmers Bank and Capital Trust Company, Frankfort, Kentucky from 1990-2003 as a Vice President and senior lender in both commercial and residential real estate transactions and commercial loans. Mr. Burgess’ knowledge in public and private finance and commercial loan transactions is extensive and together with his knowledge of the regulatory environment involving economic development provide him with a broad range of skills that are beneficial to the Company.

With respect to Directors whose terms will continue, the following information is provided:

Gordon Duke has been an independent businessman since December 8, 2003. From November 1, 2008 to December, 2010, he served as a consultant and as Vice President for Nucleus: Kentucky’s Life Sciences and Innovation Center, LLC, Louisville, Kentucky. Mr. Duke has also served in various capacities for the Commonwealth of Kentucky, most significantly as Secretary of the Finance and Administration Cabinet under three different administrations. He has also served as State Budget Director and was a Commissioner in the Cabinet for Economic Development. Additionally, Mr. Duke served for five years as Executive Vice President for the Webb Companies, a national real estate development firm. Mr. Duke’s experience and knowledge of public and private finance is extensive and provides him with a basis for his understanding of our Company and the ability to provide risk assessment and financial reporting expertise.

Harry Lee Waterfield II has been employed by the Company and been a Director since its inception in 1963, and he has served in numerous capacities. Currently he serves as our President, Chief Executive Officer and Chairman of the Board. He has also served as president of a national trade association and has been heavily involved in various issues that affect not only our Company but the entire industry. Mr. Waterfield brings valuable insight and knowledge to the Board due to his service as President and Chairman for the last 25 years. Further, his years of experience and his background provide him with extensive knowledge of our Company and its operations.

Michael F. Dudgeon, Jr. has been a Director of the Company since 2004 and a Director of Investors Heritage Life since 1988. Investors Heritage Life employed Mr. Dudgeon from 1994 through April, 2012. In addition to being a Director, he also served in various capacities for Investors Heritage Life including Vice President - Agency and Vice President of Investors Heritage Financial Services Group. Mr. Dudgeon has experience on the agency/marketing side of the business in ordinary sales, preneed sales and credit insurance sales and the markets within which our Company operates. He also has extensive knowledge of our Company. Mr. Dudgeon resigned in April, 2012, from his employment with the Company and Investors Heritage Life to pursue other interests. He is currently President of Legacy Gold Insurance Services, LLC, an insurance agency located in Frankfort, Kentucky.

Harold G. Doran, Jr. received his degree from the University of Pennsylvania, The Wharton School, and has had over 20 years of successful experience in the financial services industry with several banking organizations, primarily Peoples Bank, Murray, Kentucky. Mr. Doran possesses valuable business knowledge gained from his responsibilities in overseeing all operations, performance, reporting, financial metrics and regulatory processes involved in the financial services industry. He has been a Director of our Company since 2001 and is skilled at analyzing risks, audit procedures, financial reporting as well as providing broad-based business knowledge.

David W. Reed has been a Director since 1982 and has extensive experience in numerous businesses, primarily owning and operating mineral resource mining and transportation businesses. In addition, from 1975-2003 he served as a Director for several financial institutions. His background and training allow him to provide significant guidance with respect to risk assessment and financial reporting as well as with significant corporate organization decisions. His background and experience with a regulated business also provide him with beneficial insight into our operations.

Helen S. Wagner has been a Director since 1986. For more than 20 years she was the owner of a real estate brokerage firm and she possesses practical business experience from owning and operating her brokerage business. Further, she brings extensive experience to our Board in matters involving real estate markets.

The following information is provided with regard to the named Executive Officers who are not Directors:

Raymond L. Carr was appointed Executive Vice President and Chief Operating Officer in May, 2013. Prior to May, 2013 he was Vice President and Chief Financial Officer, being appointed to that position in May, 2003. Prior to May, 2013 Mr. Carr was Vice President, Administrative Operations and Computer Services. Mr. Carr began his employment with Investors Heritage in August, 1972.

Larry J. Johnson II was appointed Vice President and Chief Financial Officer in May, 2013. Prior to May, 2013 he was Assistant Vice President, Administrative Operations. Mr. Johnson began his employment with Investors Heritage in May, 2003. Prior to his employment with the Company he was employed by Ernst & Young from 1995 to 2003.

	Number of Shares of Capital Stock of the Company Beneficially Owned, Directly or Indirectly, by Nominees and Other Directors as of December 31, 2014

		Investors
Name,		Heritage
Position With the Company &	Director	Capital	Percentage of
Business Experience	Since	Corporation(1)	Stock Owned
NOMINEES:
Robert M. Hardy, Jr.ef Director, Executive Vice President and General Counsel. Director, Executive Vice President and General Counsel, Investors Heritage Life. Age 57. (Nephew of Harry Lee Waterfield II)	1988	23,173.036 (2)	1.7%

George R. Burgess, Retired en Retired Commissioner Cabinet for Economic Development, Commonwealth of Kentucky. Director, Investors Heritage Life. Age 62.	2013	757.400	<0.1%

Other Directors whose terms will continue after meeting:
Harold G. Doran, Jr. eaf Director. Independent Businessman, Director, Investors Heritage Life. Age 61.	2001	18,652.000 (3)	1.4%

Helen S. Wagner en Director. Retired Real Estate Broker/Owner. Director, Investors Heritage Life. Age 78.	1986	33,100 (4)	2.4%

David W. Reed an Director. Independent Businessman. Director, Investors Heritage. Age 60.	1982	27,593.000	2.0%

Gordon C. Duke af	1991	678.200	< 0.1%
Director. Independent Businessman.
Director, Investors Heritage Life. Age 69.

Harry Lee Waterfield II efn	1963	620,476.614	45.3%
Chairman of the Board, President		(5)(6)(7)(8)(9)(10)
and CEO. Chairman of the		(11)(12)(13)
Board, President and CEO,
Investors Heritage Life. Age 71.

Michael F. Dudgeon, Jr. [f]	2004	12,056.657	0.9%
Director. President, Legacy Gold		(14)
Insurance Services, LLC. Director,
Investors Heritage Life. Age 53.
(Nephew of Harry Lee Waterfield II)

Named Executive Officers who are not Directors:

Raymond L. Carr	34,899.276	2.5%
Executive Vice President and COO.	(15)(16)
Executive Vice President and COO,
Investors Heritage Life. Age 66.

Larry J. Johnson II	5,245.786	0.4%
Vice President, CFO. Vice President, CFO, Investors Heritage Life. Age 42.	(17)

All Directors and Officers as a Group:	783,151.063	57.2%

a Member of Audit Committee	f Member of Finance Committee
e Member of Executive Committee	n Member of Nominating Committee

(1) At December 31, 2014, there were 1,369,842.803 shares outstanding of which 1,123,980.033 shares are entitled to vote.

(2) Includes 14,862.996 shares of the Company held on his behalf in trust by Farmers Bank under the 401(k) Plan.

(3) Includes 4,408 shares of the Company owned by Mr. Doran’s spouse and 8,816 shares owned by Mr. Doran’s children.

(4) Includes 26,591.12 shares of the Company held in an irrevocable trust for the benefit of the children of Helen S. Wagner.

(5) Mr. Waterfield II is part of a group which includes HLW Investment Corp., HLW Corporation, RoseGayle Waterfield Hardy and family not separately identified and reported as directors, Nancy Waterfield Walton, Harry Lee Waterfield II Irrevocable Trust Funds 1, 2, 3 and 4, RoseGayle Waterfield Hardy, Nancy Waterfield Walton and Harry Lee Waterfield II Trust dated 12/22/76, Investors Heritage Life, Investors Underwriters, Inc., and IHCC Employee Retirement Plan.
(6) Includes 140,620 shares of the Company owned by HLW Investment Corp. of which Mr. Waterfield II is an officer.
(7) Includes 43,119.08 shares of the Company owned by HLW Corporation of which Mr. Waterfield II is an officer.
(8) Includes 15,222 shares of the Company held in trust for the benefit of the children of Harry Lee Waterfield.
(9) Includes 37,611.966 shares of the Company held by Nancy Waterfield Walton and family, including shares held on her behalf in trust by Farmers Bank under the 401(k) Plan and the Deferred Compensation Plan.

(10) Includes 15,078.480 shares of the Company held by RoseGayle Waterfield Hardy and family.
(11) Includes 151,677.770 shares of the Company held by Investors Heritage Life and 94,185 shares of the Company held by Investors Underwriters. Mr. Waterfield II is Chairman of both companies. The corporations have the power to dispose of these shares.
(12) Includes 31,000 shares of the Company owned by the IHCC Employee Retirement Plan of which Mr. Waterfield II is a member of the Retirement Plan Committee.
(13) Includes 36,325 shares of the Company held in the name of CEDE & CO., nominee for the twelve separate Irrevocable Trusts, three each (Funds 1, 2, 3 and 4) for Harry Lee Waterfield II, RoseGayle Waterfield Hardy and Nancy Waterfield Walton, respectively.
(14) Includes 8,919.697 shares of the Company held on his behalf in trust by Farmers Bank under the 401(k) Plan.

(15) Includes 273.820 shares of the Company owned by Mr. Carr’s daughters and grandchildren.

(16) Includes 34,625.456 shares of the Company held on his behalf in trust by Farmers Bank under the 401(k) Plan and the Deferred Compensation Plan.

(17) Shares of the Company held on his behalf in trust by Farmers Bank under the 401(k) Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors, certain officers and persons who own more than ten percent (10%) of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in ownership of our common stock held by such persons. Officers, Directors and greater than 10% shareholders must furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations from reporting persons that no other reports including Form 5 were required, all Section 16(a) filing requirements applicable to all of our officers and Directors, and greater than 10% shareholders were complied with during 2014.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

Meetings of the Board are held on call and there is an organizational meeting following the Annual Meeting of Shareholders. The Board had thirteen meetings in 2014.

The Board has an Executive Committee that exercises the power of the Board in management of the business affairs during intervals between meetings of the Board. The Board considers the actions of the Executive Committee and has approval and veto power over its actions. The Executive Committee met four times in 2014.

The Board has provided for a Finance Committee that meets on call and reviews and makes recommendations concerning investments to the Board. The Finance Committee met twelve times in 2014.

The Board has designated an Audit Committee that meets on call and reviews the work of the independent registered public accounting firm and the internal auditors, reviews internally prepared financial statements for unusual trends and/or financial account relationships and reviews the audit reports prepared by the departments of insurance and regulatory authorities in the various states in which Investors Heritage Life operates. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee Charter is available on our website at www.InvestorsHeritage.com. All members of the Audit Committee are independent and the Board has determined that Mr. Doran and Mr. Duke are Audit Committee Financial Experts. The Audit Committee met five times during 2014.

The Board has provided for a Nominating Committee that meets on call and submits recommendations to the Board of Directors for members of the Board to be submitted to the shareholders for election. The Nominating Committee consists of three independent members and one non-independent member, Harry Lee Waterfield II. The Nominating Committee met one time in 2014.

Although Investors Heritage Capital Corporation does not have a Compensation Committee because it does not pay any of its executive officers a regular salary, the Board of Directors of Investors Heritage Life, a wholly-owned subsidiary, has provided for a Compensation Committee, which determines the compensation of its executive officers. The Investors Heritage Life Compensation Committee consists of two independent members and one non-independent member, Harry Lee Waterfield II. (See “Executive Compensation”.)

No Director attended fewer than 75% of the aggregate of the total number of Board and Committee meetings.

ITEM 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company does not have a Compensation Committee because it does not pay any of its officers a regular salary. We are asking our shareholders to provide an advisory vote on the compensation of the named executive officers of Investors Heritage Life Insurance Company disclosed below under the EXECUTIVE COMPENSATION section in this Proxy Statement. We have included this proposal among the items to be considered at the annual meeting pursuant to the requirements of Section 14A of the Securities Exchange Act of 1934. While this vote is non-binding on our Company and the Board of Directors, it will provide the Investors Heritage Life Compensation Committee with information regarding investors’ sentiment about our executive compensation philosophy, policies and practices which such committee will be able to consider when determining future executive compensation arrangements. For more information regarding the executive compensation, see the EXECUTIVE COMPENSATION section in this Proxy Statement.

We believe that the information provided regarding executive compensation in this Proxy Statement demonstrates that our executive compensation program was designed appropriately for our needs and is working to maximize shareholder return while mitigating risk and aligning management’s interest with our shareholders. Accordingly, the Board of Directors recommends that shareholders approve the following Advisory Resolution:

RESOLVED, that the shareholders of Investors Heritage Capital Corporation approve, on an advisory basis, the compensation paid to the named executive officers of Investors Heritage Life Insurance Company as disclosed in the Investors Heritage Capital Corporation 2015 Proxy Statement for its 2015 Annual meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

DIRECTOR COMPENSATION

During 2014, we paid our Directors $100 for each scheduled Board meeting with no other compensation, including without limitation, stock awards, option awards, or non-equity incentive plan compensation paid to Directors. The Director Compensation Table is set forth below.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash($) ** ***
Each Director*	1,300

*During 2014 the Directors included Harry Lee Waterfield II, Gordon C. Duke, Michael F. Dudgeon, Jr., Harold G. Doran, Jr., Helen S. Wagner, David W. Reed, George R. Burgess, Jr. and Robert M. Hardy, Jr., who were also the Directors of Investors Heritage Life.

**The salary disclosed within the Summary Compensation Table includes Director fees paid to Mr. Waterfield and Mr. Hardy.

***Does not include Director fees paid to each Director by Investors Heritage Life in the amount of $400 per meeting for each Investors Heritage Life Board meeting.

DISCLOSURE ABOUT BOARD LEADERSHIP STRUCTURE AND THE BOARD’S ROLE IN RISK OVERSIGHT

The leadership structure of the Board provides for the Chief Executive Officer of the Company to also serve as the Chairman of the Board. We have chosen to combine these two roles because it provides us with the most efficient operation of our Company while maintaining the leadership of our Board. The Board operates through its various committees, most significantly the Finance, Audit and Executive Committees. While there is not a designated lead independent Director, our Audit Committee, which is comprised solely of independent Directors, essentially fills that role.

The Board plays a significant role in risk oversight and administers this function through the various committees and as a whole. The Finance Committee is responsible for establishing investment guidelines with our independent investment manager and for reviewing our investments on at least a monthly basis with quarterly reviews with our investment manager. These reviews include credit risks, liquidity risks and other risks attendant to our investment portfolio. The Audit Committee is responsible for financial reporting and together with the Executive Committee and the Board as a whole reviews operational risks on a monthly basis.

We have a formal enterprise risk management process. The Board is apprised of any significant issues identified on a monthly basis. The Board reviews all results, findings and remediation plans and is apprised of any changes, alterations or amendments to the enterprise risk management plan as they occur.

Our Company perceives the enterprise risk management process to be management’s responsibility on a daily basis. Material risks are identified and the Board and senior management work together to provide appropriate alternatives and solutions for those material risks. The individuals who supervise the day-to-day risk management responsibilities attend monthly Board meetings and report directly to the Board as a whole.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. All Audit Committee members are independent as defined in the NASDAQ listing standards. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company including the matters in the written disclosures required by the applicable standards of the Public Company Accounting Oversight Board and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits. The Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

The Audit Committee also met with the internal auditors selected by the Board. The Audit Committee discussed the work plan to be used by the internal auditors as well as the results of internal audit testing, including the impact of the testing results on the Company’s internal controls over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended the selection of our independent registered public accounting firm for 2015, which the Board has approved.

Audit Committee Members
David W. Reed	Gordon C. Duke	Harold G. Doran, Jr.

EXECUTIVE COMPENSATION

Investors Heritage Capital Corporation does not have a Compensation Committee because it does not pay any of its executive officers a regular salary. Five of our executive officers who also serve as Directors and/or officers of Investors Heritage Life receive compensation from Investors Heritage Life. Investors Heritage Life does have a Compensation Committee, which is comprised of two independent Directors, George R. Burgess, Jr. and Helen S. Wagner, and one Director, Harry Lee Waterfield II, who is not independent.

The Compensation Committee provides advice and recommendations in the areas of employee salaries and benefit programs. The Compensation Committee does not have a charter. The Compensation Committee determined the compensation of the President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, Vice President and Chief Financial Officer and Executive Vice President and General Counsel for fiscal year 2014, recommended approval to the Board of Directors and those recommendations were ratified and approved by the independent members of the Investors Heritage Life Board of Directors.

The Compensation Committee reviews the compensation and benefit programs for all executive officers on an annual basis. The Committee strives to provide a compensation program in line with the following guiding principles:

●	the motivation and retention of the executive officers;
●	proper alignment with the financial interests of our shareholders;
●	the overall performance of the organization; and
●	competitiveness with the external marketplace.

Investors Heritage Life’s compensation program for executive officers is the same compensation program available to all employees of Investors Heritage Life with the exception of eligibility for and participation in a nonqualified deferred compensation plan. The compensation program for the principal executive officers consists of base salary, bonuses, a defined benefit retirement plan which was frozen effective June 30, 2012, a 401(k)/ESOP plan which was suspended effective June 30, 2012, a traditional 401(k) plan effective July 1, 2012, health insurance coverage (portion of costs), life insurance coverage (portion of costs) and long-term disability coverage. These elements are intended to provide an overall compensation package that is commensurate with Investors Heritage Life’s financial resources, that is appropriate to assure the retention of experienced management personnel, and that aligns their financial interest with those of our shareholders.

Investors Heritage Life does not use compensation consultants for determining or recommending the amount or form of Director or executive compensation.

The following Summary Compensation Table sets forth the compensation paid by Investors Heritage Life to the Chief Executive Officer, the Executive Vice President & Chief Operating Officer, the Chief Financial Officer and the Executive Vice President and General Counsel, the three most highly compensated officers other than the Chief Executive Officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Harry Lee Waterfield II, President, Chairman of the Board and Chief Executive Officer	2014 2013	261,445(1) 259,358(1)	7,500 6,800	95,742(2) 4,672(3)	36,111(4) 29,241(4)	400,798 300,071

Raymond L. Carr, Exec. Vice President and Chief Operating Officer	2014 2013	208,668 202,590	5,825 5,825	216,404(2) 18,732(3)	31,502(5) 22,270(5)	462,399 249,417

Robert M. Hardy, Jr., Exec. Vice President, General Counsel and Director	2014 2013	180,500(1) 177,095(1)	5,825 5,825	146,897(2) 1,573(3)	27,155(6) 21,439(6)	360,377 205,932

Larry J. Johnson II, Vice President, Chief Financial Officer	2014 2013	121,278 116,192	2,000 1,975	31,570(2) 0(3)	16,203(7) 6,649(7)	171,051 124,816

(1) Amounts reported include Director’s fees from both Investors Heritage Life and Investors Heritage Capital Corporation.

(2) These amounts include increases in the accumulated benefits under the IHCC Retirement Plan during 2014 as follows: $90,999 for Harry Lee Waterfield II; $143,656 for Robert M. Hardy, Jr.; $197,110 for Raymond L. Carr; and $31,570 for Larry J. Johnson II. The remaining amounts represent employer contributions to the Deferred Compensation Plan.

(3) These amounts represent employer contributions to the Deferred Compensation Plan. These amounts do not include reductions in the accumulated benefits under the IHCC Retirement Plan during 2013 as follows: $156,790 for Harry Lee Waterfield II; $107,489 for Robert M. Hardy, Jr.; $148,997 for Raymond L. Carr and $23,305 for Larry J. Johnson II.

(4) These amounts include employer contributions to the 401(k) Plan in the amount of $33,538 and $23,134 in 2014 and 2013, respectively, and the remainder is for personal use of a Company-owned car and taxable travel.

(5) These amounts include employer contributions to the 401(k) Plan in the amount of $27,884 and $18,466 in 2014 and 2013, respectively, and the remainder is for personal use of a company-owned car and taxable travel.

(6) These amounts include employer contributions to the 401(k) Plan in the amount of $23,546 and $5,614 in 2014 and 2013, respectively, and the remainder is for personal use of a Company-owned car and taxable travel.

(7) This amount is the employer contribution to the 401(k) Plan.

IHCC 401(K) RETIREMENT PLAN

Investors Heritage Capital sponsors and maintains the IHCC 401(k) Retirement Plan (the “401(k) Retirement Plan”) which is a traditional 401(k) plan.  The 401(k) Retirement Plan is available to all employees who work at least 1000 hours a year.  Employees are eligible to participate on the first day of employment and have the opportunity to elect to defer up to 4% of compensation which the Company matches dollar for dollar up to 4%.  Employees who meet certain employment criteria may also be eligible to receive an additional allocation after the end of each plan year.  This discretionary contribution, if made by the Company, is allocated across allocation groups.  The maximum discretionary contribution is 9% of compensation and the minimum discretionary contribution is 3% of compensation.  All employees, whether participating in the Retirement Plan or not, receive an allocation if a discretionary contribution is made.

IHCC 401(K) SAVINGS PLAN AND TRUST

Investors Heritage Capital also sponsors and maintains the IHCC Retirement Savings Plan and Trust (the “Savings Plan”) which is a 401k/Employee Stock Ownership plan.  All employees who completed 1000 hours of service were eligible to participate in the Savings Plan after one year of employment.  In 2012, the Savings Plan was amended to suspend any further contributions to the Savings Plan such that participants in the Savings Plan are not eligible to elect to defer and contribute compensation earned to the Savings Plan; the Company does not make any matching contributions to the Savings Plan; and the Savings Plan does not accept rollover contributions.  The Savings Plan assets currently consist of Investors Heritage Capital common stock.  Upon distribution of the Company stock by the Savings Plan, the participant has the right to hold the stock, sell the stock on the open market, subject to a right of first refusal in favor of the Company, or sell the stock back to the Company at its then fair market value as determined by an independent appraiser.  Under the put option, the Company has the right to purchase the stock in substantially equal annual installments over a period not exceeding five years.

DEFINED BENEFIT PLAN

Investors Heritage Capital sponsors the IHCC Employee Retirement Plan, which is a defined benefit plan. Effective June 30, 2012, the plan was frozen and all future benefit accruals and compensation increases under the Pension Plan automatically ceased for all individuals who were participants under the Pension Plan as of June 30, 2012. However, such participants are allowed to continue to earn vesting credit towards their Pension Plan benefit on and after June 30, 2012.

When an employee reaches age 65, the employee will be entitled to receive a benefit equal to his frozen accrued benefit which was determined based upon a retirement benefit formula equal to two percent of the employee’s average compensation, multiplied by the employee’s years of service up until the date the Pension Plan was frozen (up to a maximum of 50 years). The retirement plan also provides for an early retirement date, which is the first day of any month following the date the employee attains age 60.

The retirement plan imposes certain limits on the amount of benefits that can be paid to any employee. In general, the maximum annual benefit that can be paid to an employee at retirement is restricted to the lesser of 100% of the employee’s average compensation or a dollar maximum specified by law, which generally increases annually. The early retirement benefit payable to an employee will be equal to the accrued benefit reduced by one-half percent for each month that the employee’s early retirement date precedes the normal retirement date.

The retirement plan also allows for the commencement of benefits while a participant is still employed with the Company at any time after normal retirement age.

Our chief executive officer, Mr. Waterfield, turned 70-1/2 in December, 2013 and under the terms of the Pension Plan, as a 5% owner, he was required to make an election to commence his retirement benefits in January, 2014. Mr. Waterfield has 50 years of credited service under the plan and the present value of his accumulated benefit at year end 2014 was $2,672,769. Mr. Waterfield elected to receive his benefits monthly over a period of 16 years certain. During 2014, Mr. Waterfield received $231,532 in payments from the retirement plan. Currently, no other named executive officers are receiving any distributions from the retirement plan.

An independent third party values the retirement plan using the valuation methodology required by the applicable guidance from the Financial Accounting Standards Board. At December 31, 2014, the projected benefit obligation of the retirement plan was $24,975,342 and the fair value of plan assets was $19,833,900. The difference of $5,141,442 was recorded as our accrued pension liability as of that date.

The weighted-average actuarial assumptions used at December 31, 2014 to determine benefit obligations and net periodic benefit cost are as follows:

Discount rate	3.75%
Expected return on plan assets	6.50%

The long-term rate of return for plan assets is determined based on an analysis of historical returns on invested assets, anticipated future fixed income, equity investment markets, and diversification needs. Long-term trends are evaluated relative to current market factors such as inflation, interest rates and investment strategies, including risk management, in order to assess the assumptions as applied to the retirement plan.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Investors Heritage Capital also sponsors and maintains a nonqualified deferred compensation plan. Certain executive officers of Investors Heritage Life as designated by the Board of Directors are eligible to participate in the deferred compensation plan.

The purpose of the deferred compensation plan is to permit a select group of management and highly compensated employees who contribute materially to our growth, development and business success to defer a portion of their compensation. To become a participant, the Board of Directors must select an employee. The Board of Directors, in its sole and absolute discretion, determines eligibility for participation in the deferred compensation plan. The deferred compensation plan allows the participant to defer up to 10% of compensation and we match the contribution of each participant. The matching contribution with respect to a participant equals the amount of the participant’s elective contribution.

For purposes of the deferred compensation plan, compensation includes the total amount of cash remuneration for services rendered which we pay to or for an employee, and which is subject to withholding for federal income tax purposes. A participant is always 100% vested in any elective contributions made; however, a participant’s matching contribution account balance is not fully vested until after six years of service.

SHAREHOLDER PROPOSALS FOR THE 2016 MEETING

Shareholders who wish to suggest nominees or offer proposals intended to be presented at the 2016 annual meeting and included in the Company’s Proxy Statement must forward this information to the Secretary of Investors Heritage Capital Corporation at P. O. Box 717, Frankfort, Kentucky 40602 no later than November 29, 2015. Such proposals must comply with Securities and Exchange Commission regulations regarding the inclusions of stockholder proposals in Company sponsored proxy materials. Shareholders may also communicate directly with the Board of Directors in writing by sending a letter to the Board to the address noted above. Our legal counsel will receive and process all communications directed to the Board of Directors and will transmit such communications to each member of the Nominating Committee without any editing or screening by the legal counsel.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm for the fiscal year ending December 31, 2014, selected by our Board of Directors upon the recommendation of our Audit Committee is Mountjoy Chilton Medley LLP, which has acted in that capacity since 2010.

Fees for 2014 and 2013 for the annual audit, audit related services, tax services and all other non-audit services are shown in the following table:

	2014	2013
Audit Fees	$141,000	$137,750
Audit Related Fees	15,375	15,739
Tax Fees	10,800	11,600
All Other Fees	-	-
Total Fees	$167,175	$165,089

Audit related fees include services rendered during each fiscal year in connection with accounting and reporting consultation relative to various GAAP and statutory accounting matters and audits of benefit plans. Tax fees include services rendered during each fiscal year in connection with costs associated with U. S. Federal income tax planning, advice and compliance.

The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and reviews such guidelines with the Board of Directors. The full Audit Committee, or in its absence, the Chair of the Audit Committee, may pre-approve non-audit services. No pre-approval is necessary for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than $25,000, (2) we did not recognize such services at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the Audit. In 2014, Mountjoy did not provide any such services.

We expect a representative to be present at the shareholders’ meeting with the opportunity to make a statement and to respond to appropriate questions. The services provided by Mountjoy during 2014 consisted of the audit of our financial statements and benefit plans as well as tax compliance reviews including e-filing assistance. No member of the firm of Mountjoy has any relationship with us other than the usual relationship that exists between independent auditors and clients.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no other transactions to which Investors Heritage Capital Corporation was or is to be a party, in which any officer or Director or nominee for election as Director had any direct or indirect material interest.

At the date of this proxy statement, management knows of no other matters to come before the meeting. However, if any other matter properly comes before the meeting, it is the intention of the persons named in the proxy statement to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Investors Heritage Capital Corporation

Jane S. Jackson, Secretary
Frankfort, Kentucky 40602
April 3, 2015

***Exercise Your Right to Vote***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 14, 2015

Investors Heritage Capital Corporation

Attn: Jane Jackson

200 Capital Avenue, P. O. Box 717

Frankfort, Kentucky 40602

INVESTORS HERITAGE CAPITAL CORPORATION

Meeting Information

Meeting Type:     Annual Meeting

For holders as of: March 20, 2015

Date: May 14, 2015

Time: 11:00 AM EST

Location:

Investors Heritage Life Insurance Company Auditorium

Second and Shelby Streets

Frankfort, Kentucky 40601

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

--Before You Vote—

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1.	Annual Report
2.	Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow (arrow) ___________ (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:             www.proxyvote.com

2) BY TELEPHONE:          1-800-579-1639

3) BY E-MAIL*:                sendmaterial@proxyvote.com

*If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (arrow) ________________ (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 30, 2015 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (arrow) ______________________ available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
Nominees
	01 George R. Burgess, Jr.	02 Robert M. Hardy, Jr.

The Board of Directors recommends you vote FOR the following proposal:

2.	To approve a non-binding resolution to approve the compensation of Investors Heritage Life Insurance Company’s named executive officers.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

—Proxy—INVESTORS HERITAGE CAPITAL CORPORATION—Proxy—

200 CAPITAL AVENUE, FRANKFORT, KENTUCKY 40601

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harry Lee Waterfield II and Harold G. Doran, Jr., or either of them, attorneys with full power of substitution to vote as proxies for the undersigned at the annual meeting of shareholders of Investors Heritage Capital Corporation to be held on May 14, 2015, or at any adjournment thereof, and vote as designated below with all powers the undersigned would possess, if present, upon matters described in the notice of annual meeting and proxy statement dated April 3, 2015.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

(1) Election of Directors

☐ For All

☐ Withhold All

☐ For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01George R. Burgess, Jr.         02 Robert M. Hardy, Jr.

The Board of Directors recommends you vote FOR the following proposal:

(2) To approve a non-binding resolution to approve the compensation of Investors Heritage Life Insurance Company’s named executive officers.

☐ For

☐ Against

☐ Abstain

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here     ☐

(see reverse side for instructions)

Please indicate if you plan to attend this meeting      Yes ☐  No ☐

Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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Signature (PLEASE SIGN WITHIN BOX) Date

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Signature (JOINT OWNERS)          Date

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.